Exhibit 10.10

RENEWAL OF THE BUSINESS LOAN AGREEMENT

DATED DECEMBER 6, 2012

BETWEEN

MDS ENERGY DEVELOPMENT, LLC AND

GATEWAY BANK OF PENNSYLVANIA

December 6, 2012

Russell D. Hogue, CPA

Chief Financial Officer

MDS Associated Cos, Inc.

409 Butler Road, Suite A

Kittanning PA 16201

RE:	Renewal of Committed Line of Credit

Account #0000401-0001

Amount $ 1,000,000.00

Dear Mr. Hogue:

We are pleased to inform you that your Committed Line of Credit has been renewed. The Expiration Date, as set forth in the Note dated June 6, 2011 has been extended from December 31, 2012 to December 31, 2013, effective December 6, 2012. All terms & conditions of the Committed Line of Credit Note and Loan Agreement remain in full force and effect.

It has been a pleasure working with you and I look forward to a continued successful relationship.

Thank you for allowing Gateway Bank the opportunity to serve your financial needs. Please do not hesitate to call me at 724.942.2021 with any questions.

Sincerely,

/s/ Robert S. Kerr

Robert S. Kerr

Executive Vice President

Chief Lending Officer &

Chief Operating Officer

3402 Washington Road • McMurray, PA 15317-2907 • (724) 969-1010 • www.gatewaybankpa.com